SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

TRI-CONTINENTAL CORPORATION

(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT LLC
WESTERN INVESTMENT ACTIVISM PARTNERS LLC
WESTERN INVESTMENT TOTAL RETURN MASTER FUND LTD
BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
BENCHMARK PLUS PARTNERS, L.L.C.
BENCHMARK PLUS MANAGEMENT, L.L.C.
PARADIGM PARTNERS, N.W., INC.
ARTHUR D. LIPSON
SCOTT FRANZBLAU
ROBERT FERGUSON
MICHAEL DUNMIRE
PAUL DEROSA
DAVID B. FORD
ELYSE NAKAJIMA

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE

Western Investment Hedged Partners L.P. together with other Participants ("Western Investment") is filing materials contained in this Schedule 14A with the Securities and Exchange Commission relating to the definitive proxy statement and accompanying proxy cards filed with the Securities and Exchange Commission on August 22, 2006 and to be used in connection with the special meeting of stockholders of Tri-Continental Corporation (the "Company") scheduled to be held on September 28, 2006 (the "special meeting") to solicit votes in support of the election of Western Investment's slate of director nominees and against certain of the Company's proposals at the special meeting. Western Investment urges stockholders to read its definitive proxy statement because it contains important information.

Item 1:

On September 20, 2006 Western Investment sent the following letter to the Company's stockholders:

WESTERN INVESTMENT HEDGED PARTNERS

September 20, 2006

Dear Fellow Stockholder:

The Tri-Continental Special Meeting of Stockholders is only a few days away. You should know that Institutional Shareholder Services has again recommended its clients vote the GOLD proxy in support of Western Investment’s nominees at the upcoming meeting. This recommendation for the Western slate is a repeat of the ISS recommendation of the Western slate at the recent annual meeting. ISS is the nation’s leading provider of proxy analysis and voting advice to institutional investors, including mutual funds, insurance components, public pension funds and other investment advisors.

In making its recommendation, ISS noted both the ongoing investigations involving J. & W. Seligman & Co. Incorporated, Tri-Continental’s investment manager, by the SEC and the New York State Attorney General’s Office, and the deep discount to NAV at which Tri-Continental has historically traded.

Pointing to “the Fund’s discount to NAV that has persisted over the years”, ISS determined that a “mandate for change is justified”. The ISS announcement added that “...ISS believes that Eliot Spitzer’s charges of market-timing arrangements with various entities that violated Seligman funds’ prospectuses and were harmful to shareholders are quite serious, and recommends that shareholders vote FOR Western Investment’s director nominees.”

We are gratified that ISS is supporting the election of our slate of world-class investment professionals. We expect to remain holders of Tri-Continental for the long term and, if elected, we fully intend to work with our fellow board members to improve Tri-Continental’s performance, revamp its management and reduce the prevailing discount to net asset value to a reasonable level. Given Seligman’s current stance regarding the ongoing investigations, we are convinced that stockholders require the independent representation we intend to provide on the Tri-Continental board.

Since the Special Meeting is only days away, we urge you to vote your shares today by phone or internet by following the instructions on the enclosed GOLD proxy card. Only your latest dated proxy counts, so even if you have already sent in a proxy to Tri-Continental, you have every legal right to change your vote and support the Western Investment slate with the GOLD proxy card.

Thank you for your support.

Sincerely,

Art Lipson

Tri-Continental has underperformed the S&P 500 index in 12 of the last 15 years.

Your vote is important. Vote your shares by phone or internet today to put INDEPENDENT STOCKHOLDER REPRESENTATION on the Tri-Continental board. If you have any questions or require assistance in voting your shares, please call:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders Call Toll-Free: (877) 456-3510

Banks and Brokers Call Collect: (212) 750-5833

For additional information, please visit:

www.fixmyfund.com

FOR ADDITIONAL INFORMATION, please visit: www.fixmyfund.com.

The website HTTP://WWW.FIXMYFUND.COM was updated to include a link to the above letter.